Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                    CRANE CO.
             (Exact name of registrant as specified in its charter)

           Delaware                                         13-1952290
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                            100 First Stamford Place
                           Stamford, Connecticut 06902
                    (Address of principal executive offices)


             CRANE CO. 2009 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)

                               Augustus I. duPont
                  Vice President, General Counsel and Secretary
                                    Crane Co.
                            100 First Stamford Place
                           Stamford, Connecticut 06902
                     (Name and address of agent for service)

                                 (203) 363-7300
          (Telephone number, including area code, of agent for service)


Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):


Large accelerated filer /X/                       Accelerated filer          / /
Non-accelerated filer   / / (Do not check if a    Smaller reporting company  / /
                             smaller reporting
                             company)


                         CALCULATION OF REGISTRATION FEE

====================================== ==================== ===================== ====================== =====================
              Title of                    Amount to be        Proposed maximum      Proposed maximum          Amount of
             securities                  registered (1)        offering price           aggregate            registration
          to be registered                                     per share (2)         offering price              fee

-------------------------------------- -------------------- --------------------- ---------------------- ---------------------
Common Stock, par value $1.00 per            600,000              $19.205            $11,523,000           $642.98
share
====================================== ==================== ===================== ====================== =====================

     (1) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

     ((2)) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant's common stock on April 15, 2009, as reported on the New York Stock Exchange Composite Tape.



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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

     The Registrant's Annual Report on Form 10-K for the year ended December 31, 2008, as filed on February 25, 2009 (File No. 001-01657).

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008.

     The  description  of  the  Registrant's   common  stock  contained  in  the
Registrant's Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectuses relating to the Crane Co. 2009 Stock Incentive Plan or the Crane Co. 2009 Non-Employee Director Compensation Plan meeting the requirements of Section 10(a) of the Securities Act.


Item 4.     Description of Securities.

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.     Interests of Named Experts and Counsel.

     The legality of the common stock to which this Registration Statement relates has been passed upon for the Registrant by Augustus I. duPont, Vice President, General Counsel and Secretary of the Registrant. As of April 20, 2009, Mr. duPont beneficially owned 93,407 shares of the Registrant's common stock and held vested options to purchase 265,000 shares of the Registrant's common stock.

Item 6.     Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by
Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if it is determined that he acted in accordance with the applicable standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

     The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:



Exhibit No.                             Description

   4.1 Certificate of Incorporation of the Registrant(incorporated by reference to Exhibit 3A to the Registrant's Annual
                     Report on Form 10-K for the year ended December 31, 1999).

   4.2 By-Laws of the Registrant, as amended on January 26, 2009 (incorporated by reference to Exhibit 3.b to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008).

   5.1 Opinion of Augustus I. duPont, Esq. regarding the legality of the shares being registered hereunder (filed herewith).

   23.1              Consent of Deloitte & Touche LLP (filed herewith).

   23.2              Consent of Hamilton, Rabinovitz & Associates, Inc.
                     (filed herewith).

   23.3              Consent of Augustus I. duPont, Esq. (included in the
                     Opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


Item 9.     Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 20th day of April, 2009.


                                        CRANE CO.


                                        By: /s/ Eric C. Fast
                                           -------------------------------------
                                           Eric C. Fast
                                           President, Chief Executive Officer
                                           and a Director



     We, the undersigned directors and officers of Crane Co., do hereby constitute and appoint Augustus I. duPont and Christopher Dee, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated:

          Signature                                 Capacity                             Date
          ---------                                 --------                             ----

/s/ R. S. Evans                            Chairman of the Board and a Director          April 20, 2009
------------------------------------
R. S. Evans

/s/ E. C. Fast                             President, Chief Executive Officer            April 20, 2009
------------------------------------       and a Director
E. C. Fast                                 Director


/s/ T. J. MacCarrick                       Vice President, Finance and Chief
------------------------------------       Chief Financial   Officer (Principal)         April 20, 2009
T. J. MacCarrick                           Financial Officer)

/s/ R. A. Maue                             Vice President, Controller (Principal         April 20, 2009
------------------------------------       Accounting Officer)
R. A. Maue


                                      II-5




/s/ E. T. Bigelow                          Director                                      April 20, 2009
-----------------------------------
E. T. Bigelow

/s/ D. G. Cook                             Director                                      April 20, 2009
------------------------------
D. G. Cook

/s/ K. E. Dykstra                          Director                                      April 20, 2009
-----------------------------------
K. E. Dykstra

/s/ R. S. Forte                            Director                                      April 20, 2009
-----------------------------------
R. S. Forte

/s/ D. R. Gardner                          Director                                      April 20, 2009
-----------------------------------
D. R. Gardner

/s/ W. E. Lipner                           Director                                      April 20, 2009
-----------------------------------
W. E. Lipner

/s/ P. R. Lochner, Jr.                     Director                                      April 20, 2009
-----------------------------------
P. R. Lochner, Jr.

/s/ R. F. McKenna                          Director                                      April 20, 2009
-----------------------------------
R. F. McKenna

/s/ C. J. Queenan, Jr.                     Director                                      April 20, 2009
-----------------------------------
C. J. Queenan, Jr.

/s/ J. L. L. Tullis                       Director                                      April 20, 2009
-----------------------------------
J. L. L. Tullis

                                  EXHIBIT INDEX


   Exhibit No.                        Description

4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3A to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

4.2 By-Laws of the Registrant, as amended on January 26, 2009 (incorporated by reference to Exhibit 3.b to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008).

5.1 Opinion of Augustus I. duPont, Esq. regarding the legality of the shares being registered hereunder (filed herewith).

23.1              Consent of Deloitte & Touche LLP (filed herewith).

23.2              Consent of Hamilton, Rabinovitz & Associates, Inc.
                  (filed herewith).

23.3 Consent of Augustus I. duPont, Esq. (included in the Opinion filed as Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



                                      II-7